STATE OF WYOMING
Office of the Secretary of State

I, MAX MAXFIELD, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

International Land Alliance, Inc.

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **26th** day of **September, 2013**.


GREAT SEAL OF THE STATE OF WYOMING
EQUAL RIGHTS

Filed Date: 09/26/2013

Max Maxfield
Secretary of State

By: John Colvin

Max Maxfield, WY Secretary of State
FILED: 09/26/2013 02:57 PM
ID: 2013-000651384

Articles of Incorporation

International Land Alliance, Inc.

Article I

The name of the corporation is International Land Alliance, Inc..

Article II

The name and address of the registered agent of the corporation is WyomingRegisteredAgent.com, Inc., 1621 Central Avenue, Cheyenne, Wyoming 82001.

Article III

The principal office of the corporation is located at: 1621 Central Avenue, Cheyenne, Wyoming 82001.

Article IV

The corporation will have the authority to issue 75,000,000 Common Shares with $0.001 Par Value and 100,000 Preferred Shares with $0.001 Par Value.

Article V

Neither the Board of Directors of the corporation nor the Officers of the corporation are liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the corporation.

Received
SEP 24 2013
Secretary of State
Wyoming

Article VI

The name and address of the incorporator of the corporation is WyomingRegisteredAgent.com, Inc., 1621 Central Avenue, Cheyenne, WY 82001.

Rose Garcia — 9/24/2013

Rose Garcia
Assistant Secretary
WyomingRegisteredAgent.com, Inc.

Consent To Appointment

by

Registered Agent

I, WyomingRegisteredAgent.com, Inc., with a registered office located at 1621 Central Avenue, Cheyenne, Wyoming 82001, voluntarily consent to serve as the registered agent for *International Land Alliance, Inc.* on the date shown below.

The registered agent certifies that he is in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

The registered agent certifies that he is a domestic corporation or not-for-profit domestic corporation whose business office is identical with the registered office.

Executed this day September 24, 2013.

Rose Garcia
Rose Garcia
Assistant Secretary
WyomingRegisteredAgent.com, Inc.